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                                                                   EXHIBIT 10.34

                              CONSULTING AGREEMENT



         This CONSULTING AGREEMENT (the "AGREEMENT") is dated as of March 19, 1998 by and among Cogentrix Energy, Inc., a North Carolina corporation ("COGENTRIX") and John A. Tillinghast, an individual residing in North Hampton, New Hampshire.

                                   WITNESSETH:

         WHEREAS, Cogentrix is in the business of developing and operating cogeneration and independent power production facilities;

         WHEREAS, Cogentrix has offered to Consultant a position on its Board of Directors and Consultant has agreed to serve as a Director of Cogentrix;

         WHEREAS, Cogentrix and the Consultant desire to set forth in writing their agreement with respect to certain additional services offered by the Consultant and compensation therefor;

         NOW, THEREFORE, for good and valuable consideration including the mutual agreements contained herein, Cogentrix and the Consultant do hereby agree as follows:

         1. Services Rendered by the Consultant. The Consultant in addition to his participation in Board of Director meetings, shall also be available on reasonable notice to provide advice and counsel on matters relating to domestic and international project development, government and public relations, and general corporate affairs of Cogentrix and its affiliates. Cogentrix agrees to schedule such requests for services with reasonable advance telephonic or written notice, and to limit its requests to not more than fifteen hours per month. Consultant shall be compensated as set forth in Section 2 below (in addition to such compensation payable to Consultant as a member of the Board of Directors).

         2. Compensation. In consideration for the services referred to herein and subject to the terms and conditions of this Agreement, Cogentrix shall be obligated to pay the Consultant a consulting fee in the amount of $15,000.00 annually. Such fee shall be payable in quarterly installments of $3,750.00 beginning March 19, 1998 and payable thereafter on the first day of each January, April, July and October. Consultant shall be responsible for all Federal, State, FICA and Medicare taxes on such compensation. In addition, all reasonable expenses in connection with such services shall be reimbursed at cost if submitted in a manner acceptable to the Internal Revenue Service and Cogentrix accounting practices.

         3. Termination. Cogentrix and the Consultant acknowledge and agree that either Cogentrix or Consultant, by delivery of written notice to the other party, may


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terminate this Agreement at any time upon thirty (30) days prior written notice.
Upon such termination, Cogentrix's obligation to pay Consultant under Section 2 shall cease and any final amount owed shall be prorated.

         4. Confidentiality. Consultant acknowledges that, in and as a result of his services for Cogentrix, he will be acquiring confidential information of a special and unique nature and value. As consideration for the renumeration for such services and as an inducement for entering in this Agreement, Consultant covenants and agrees that he shall not, except with the prior written consent of Cogentrix, at any time during or following term of this Agreement, directly or indirectly, divulge, reveal, or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of performing services for Cogentrix.

         5. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

         7. Notices. Any notice required hereunder to be given to any party hereto shall be considered as given if mailed by certified or registered mail, postage prepaid and addressed to the parties as follows:

                                    Mr. Mark F. Miller
                                    President and Chief Operating Officer
                                    Cogentrix Energy, Inc.
                                    9405 Arrowpoint Boulevard
                                    Charlotte, North Carolina 28273-8110
                                    Telephone: (704) 525-3800
                                    Telecopy:   (704) 529-1006

                                    Mr. John A. Tillinghast
                                    77 Exeter Road
                                    North Hampton, NH  03862
                                    Telephone:  (603) 964-9888

Either party may change the address to which notice to it must be given by advising the other party in writing of the new address.

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         IN WITNESS WHEREOF, Cogentrix and Consultant have each caused this
Agreement to be executed under seal by their respective duly authorized representatives as of the day and year first above written.


                                           COGENTRIX ENERGY, INC.

                                           By: /s/ David J. Lewis
                                               --------------------------

                                           Title: C.E.O. - Vice Chairman
                                                  -----------------------

                                           CONSULTANT

                                           By: /s/ John A. Tillinghast
                                               --------------------------
                                                John A. Tillinghast




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